EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

Listed  below  are  the  subsidiares  of  Pentair,
Inc.,  all of  which  are  either   directly   or
indirectly 100% owned as of December 31, 1998, except as otherwise noted.

Aplex Industries, Inc.                                   United States
Biesemeyer  Manufacturing  Corporation                   United States
Century Manufacturing Co.                                United States
Delta  International  Machinery  Corp.                   United States
Electronic Enclosures, Inc.                              United States
Eraba Engineering Limited                                United Kingdom
Eraba Holdings Limited                                   United Kingdom
Eraba Limited                                            United Kingdom
EuroPentair, GmbH                                        Germany
Fleck Controls, Inc.                                     United States
Fleck Europe, SAS                                        France
Flex Elektrowerkzeuge GmbH                               Germany
Hoffman Enclosures Inc.                                  United States
Hoffman Enclosures (Mex), LLC                            Mexico
Hoffman Engineering, S.A. de C.V. de SrL                 Mexico
Hoffman Engineering Co Limited                           United Kingdom
Hoffman-Schroff PTE Ltd.                                 Singapore
HS Systems. Inc.                                         United States
Lincoln Automotive Company                               United States
Lincoln Czech Republic                                   Czech Republic
Lincoln GmbH                                             Germany
Lincoln Industrial Corporation                           United States
Lincoln U.K. Ltd.                                        United Kingdom
McNeil (Ohio) Corporation                                United States
Nekvets Limited                                          United Kingdom
Optima Enclosures Limited                                United Kingdom
Optima Holdings Limited                                  United Kingdom
ORSCO Inc.                                               United States
Pentair  FSC  Corporation                                Virgin  Islands(U.S.)
Pentair Asia, PTE Ltd.                                   Singapore
Pentair Canada, Inc.                                     Canada
Pentair Enclosures U.K. Ltd.                             United Kingdom
Pentair Financial Services Ireland                       Ireland
Pentair Halifax, Inc.                                    Canada
Pentair Nova Scotia Co.                                  Canada
Pentair Pump Group Inc.                                  United States
Pentair U.K. Ltd.                                        United Kingdom
Penwald Insurance Company                                United States
Porter-Cable Corporation                                 United States
Schroff Scandinavia AB                                   Sweden
Schroff S.r.L.                                           Italy
Schroff Inc.                                             United States
Schroff S.A.                                             France
Schroff Co. Ltd.                                         Taiwan
Schroff K.K.                                             Japan
Schroff U.K. Ltd.                                        United Kingdom
Schroff, GmbH                                            Germany
SIATA S.p.A.                                             Italy
The Telestack Co.                                        United States
Transrack S.A.                                           France
Walker Dickson Inc.                                      United States